EXHIBIT 99.1

NEWS RELEASE DATED February 11, 2015

Investor Contacts:

PondelWilkinson
Roger Pondel | Matt Sheldon
investors@netsoltech.com
(310) 279-5980

Media Contacts:

PondelWilkinson
George Medici | gmedici@pondel.com
(310) 279-5968

NetSol Technologies Reports Fiscal 2015 Second Quarter Results

Second Quarter Revenue Gains Reflect Early Momentum in NetSol’s Return to Growth

●	Revenue Grew to $12.4 Million from $8.6 Million, with $5 Million in Gross Profit

●	Cash and Cash Equivalents Increased to $13.5 Million from $11.5 Million at Fiscal Year-End

●	Company Builds Out European Presence; Signs Two New Agreements in the Region

Conference Call Scheduled Today at 4:15 p.m. ET (1:15 p.m. PT)

CALABASAS, Calif. – February 11, 2015 – NetSol Technologies, Inc. (NASDAQ: NTWK), a global provider of IT and enterprise software solutions, today reported non-GAAP adjusted diluted earnings per share of $0.09 for the second quarter ended December 31, 2014, compared with breakeven for the same period last year. The company reported net revenue of $12.4 million for the quarter, compared with $8.6 million for the same period last year. GAAP loss per share for the 2015 fiscal second quarter was reduced to $0.14 from a loss of $0.18 per share for the same period last year.

“Our top-line growth for the second quarter reflected strong maintenance and services revenue, as well as the beginning of revenue recognition for the $16 million contract announced in August of last year, further confirming that our resurgence is real,” said Najeeb Ghauri, CEO. “Considering the implementation of contracts underway, we are fast approaching our fiscal 2013 record net revenue, a time marked by strong growth prior to our next-generation product transition period. Further adding to our optimism are two recent developments in Europe, along with expanding relationships with clients in North America, and continued growth in the Asia Pacific region both for NFS AscentTM and our legacy solutions.

“On the bottom line, increased depreciation and amortization, reflecting the launch of NFS Ascent, and depreciation for the new building on the NetSol campus, as well as investment in additional staff to support our growth objectives, impacted financial results on a GAAP basis,” added Ghauri.

Fiscal 2015 Second Quarter Financial Results

The following comparison refers to results for the fiscal 2015 second quarter versus the fiscal 2014 second quarter.

Total net revenues improved to $12.4 million from $8.6 million, with license, maintenance and services revenue all contributing to the increase.

●	License revenue was $2.1 million, versus $456,000 in the same period last year primarily due to additional license sales for NFSTM;

●	Maintenance revenue increased to $3.3 million from $2.9 million last year as a result of completed implementations;

●	Services revenue improved to $5.6 million from $4.0 million in the same period last year as a result of incremental increases in NetSol’s day rates for all skill sets, and additional deliveries of customer change requests;

●	Services revenue – related party, reflecting revenue from NetSol’s joint venture with the Innovation Group – was $1.4 million, compared with $1.3 million last year.

Gross profit improved to $5.0 million from $2.9 million last year.

Total operating expenses amounted to $6.0 million, versus $4.4 million last year. The increase relates to higher selling and marketing expenses and increased general and administrative costs as the company continues to invest in Germany, the U.K., Thailand and China.

Total operating loss was reduced to $1.0 million from $1.5 million last year.

GAAP net loss was $1.4 million for the fiscal 2015 second quarter, equal to $0.14 per share, compared with a GAAP net loss of $1.6 million, or $0.18 per share, in the comparable period last fiscal year.

Adjusted EBITDA (a non-GAAP measure) was $900,000, or $0.09 per adjusted diluted share, for the fiscal 2015 first quarter, which removed $2.2 million in depreciation and amortization. This compares with adjusted EBITDA of $6,479, or breakeven per adjusted diluted share, last year, which removed $1.6 million in depreciation and amortization.

The reconciliation of adjusted EBITDA to net income, the most comparable financial measure based upon GAAP, as well as a further explanation of adjusted EBITDA, is included in the financial tables at the end of this press release.

Fiscal 2015 First Half Financial Results

For the first six months of fiscal 2015, total net revenue rose to $22.6 million compared to $17.5 million for the first six months of fiscal 2014. The company reported a GAAP net loss of $3.2 million, or $0.34 per share, compared with a GAAP net loss of $2.7 million, or $0.30 per share, in the comparable period last year.

Adjusted EBITDA (a non-GAAP measure) for the first six months of fiscal 2015 increased to $1.5 million, or $0.16 per adjusted diluted share, which removed $4.6 million in depreciation and amortization. This compares with adjusted EBITDA of $310,000, or $0.03 per adjusted diluted share, last year, which removed $2.9 million in depreciation and amortization.

At September 30, 2014, cash and cash equivalents grew to $13.5 million from $11.5 million at June 30, 2014.

Recent Highlights:

●	Expanded presence in Europe with two new senior executives— Paul Stevens in the newly created position of chief information officer – Europe, and Tim O’Sullivan as head of sales – Europe;

●	Signed two new agreements in Europe, one with a major U.S. auto captive finance company, and the other with a major U.K-based asset finance company;

●	Added 50 LeasePak license seats with a major U.S.-based auto captive leasing company; and

●	Attended the Equipment Leasing and Finance Association and Auto Finance Summit conferences to demo NetSol’s next-generation financing and leasing solution, NFS Ascent and NFS MobilityTM.

Fiscal 2015 Second Quarter Conference Call

When:	Wednesday, February 11
Time:	4:15 p.m. Eastern Time
Phone:	1-888-505-4369 (domestic)
1-719-325-2455 (international)

A live Webcast will be available online within the investor relations section of NetSol’s website at http://www.netsoltech.com, where it will be archived for 90 days.

About NetSol Technologies

NetSol Technologies, Inc. (Nasdaq: NTWK) is a worldwide provider of IT and enterprise software solutions primarily serving the global leasing and financing industry. The Company’s suite of applications are backed by 40 years of domain expertise and supported by a committed team of more than 1000 professionals placed in eight strategically located support and delivery centers throughout the world.

To learn more about NetSol, visit www.netsoltech.com or watch the corporate video at https://www.youtube.com/user/netsolwebmaster.

Forward-Looking Statements

This press release may contain forward-looking statements relating to the development of the Company’s products and services and future operation results, including statements regarding the Company that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words “expects,” “anticipates,” variations of such words, and similar expressions, identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Factors that could affect the Company’s actual results include the progress and costs of the development of products and services and the timing of the market acceptance. The subject Companies expressly disclaim any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the company’s expectations with regard thereto or any change in events, conditions or circumstances upon which any statement is based.

(Tables Follow)

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NetSol Technologies, Inc. and Subsidiaries

Consolidated Balance Sheets

	As of December 31,	As of June 30,
	2014	2014
ASSETS
Current assets:
Cash and cash equivalents	$13,486,526	$11,462,695
Restricted cash	90,000	2,528,844
Accounts receivable, net of allowance of $1,058,214 and $1,088,172	7,706,162	5,403,165
Accounts receivable, net - related party	2,123,567	2,232,610
Revenues in excess of billings	3,098,226	2,377,367
Other current assets	2,564,116	2,857,879
Total current assets	29,068,597	26,862,560
Property and equipment, net	27,543,489	29,721,128
Intangible assets, net	26,030,664	28,803,018
Goodwill	9,516,568	9,516,568
Total assets	$92,159,318	$94,903,274

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$4,971,101	$5,234,887
Current portion of loans and obligations under capitalized leases	3,217,397	5,791,258
Unearned revenues	8,141,083	3,239,852
Common stock to be issued	721,592	347,518
Total current liabilities	17,051,173	14,613,515
Long term loans and obligations under capitalized leases; less current maturities	1,082,310	1,532,080
Total liabilities	18,133,483	16,145,595
Commitments and contingencies
Stockholders' equity:
Preferred stock, $.01 par value; 500,000 shares authorized;	-	-
Common stock, $.01 par value; 14,500,000 shares authorized; 9,743,850 and 9,150,889 issued and outstanding as of December 31, 2014 and June 30, 2014	97,439	91,509
Additional paid-in-capital	117,834,686	115,394,097
Treasury stock	(415,425)	(415,425)
Accumulated deficit	(38,382,498)	(35,177,303)
Stock subscription receivable	(2,280,488)	(2,280,488)
Other comprehensive loss	(16,208,648)	(14,979,223)
Total NetSol stockholders' equity	60,645,066	62,633,167
Non-controlling interest	13,380,769	16,124,512
Total stockholders' equity	74,025,835	78,757,679
Total liabilities and stockholders' equity	$92,159,318	$94,903,274

NetSol Technologies, Inc. and Subsidiaries

Consolidated Statement of Operations

	For the Three Months		For the Six Months
	Ended December 31,		Ended December 31,
	2014	2013	2014	2013
Net Revenues:
License fees	$2,100,715	$455,616	$3,685,268	$2,708,183
Maintenance fees	3,329,587	2,867,195	6,178,228	5,247,604
Services	5,567,826	3,974,591	9,965,783	7,294,814
Services - related party	1,354,476	1,256,899	2,750,476	2,224,442
Total net revenues	12,352,604	8,554,301	22,579,755	17,475,043

Cost of revenues:
Salaries and consultants	4,298,900	3,160,760	8,415,117	6,420,551
Travel	590,353	347,670	1,012,224	736,255
Depreciation and amortization	1,800,753	1,120,363	3,602,320	2,046,678
Other	662,046	1,006,465	1,336,909	1,695,009
Total cost of revenues	7,352,052	5,635,258	14,366,570	10,898,493

Gross profit	5,000,552	2,919,043	8,213,185	6,576,550

Operating expenses:
Selling and marketing	1,574,955	893,781	2,707,315	1,948,922
Depreciation and amortization	438,003	430,947	1,018,776	857,564
General and administrative	3,911,754	2,997,431	7,587,510	6,404,431
Research and development cost	80,437	55,114	146,702	113,802
Total operating expenses	6,005,149	4,377,273	11,460,303	9,324,719

Loss from operations	(1,004,597)	(1,458,230)	(3,247,118)	(2,748,169)

Other income and (expenses)
Loss on sale of assets	(69,543)	(175,237)	(80,595)	(189,032)
Interest expense	(47,265)	(92,738)	(120,358)	(161,955)
Interest income	106,078	39,931	163,997	72,785
Gain (loss) on foreign currency exchange transactions	(421,082)	96,039	(341,862)	1,207,462
Other income	18,162	59	18,539	665
Total other income (expenses)	(413,650)	(307,786)	(360,279)	763,277

Net loss before income taxes	(1,418,247)	(1,766,016)	(3,607,397)	(1,984,892)
Income tax provision	(87,683)	(29,270)	(127,759)	(40,401)
Net loss from continuing operations	(1,505,930)	(1,795,286)	(3,735,156)	(2,025,293)
Loss from discontinued operations	-	(145,527)	-	(378,468)
Net loss	(1,505,930)	(1,940,813)	(3,735,156)	(2,403,761)
Non-controlling interest	138,764	313,905	529,961	(320,262)
Net loss attributable to NetSol	$(1,367,166)	$(1,626,908)	$(3,205,195)	$(2,724,023)

Amount attributable to NetSol common shareholders:
Loss from continuing operations	$(1,367,166)	$(1,481,381)	$(3,205,195)	$(2,345,555)
Loss from discontinued operations	-	(145,527)	-	(378,468)
Net loss	$(1,367,166)	$(1,626,908)	$(3,205,195)	$(2,724,023)

Net loss per share:
Net loss per share from continuing operations:
Basic	$(0.14)	$(0.16)	$(0.34)	$(0.26)
Diluted	$(0.14)	$(0.16)	$(0.34)	$(0.26)

Net loss per share from discontinued operations:
Basic	$-	$(0.02)	$-	$(0.04)
Diluted	$-	$(0.02)	$-	$(0.04)

Net loss per common share
Basic	$(0.14)	$(0.18)	$(0.34)	$(0.30)
Diluted	$(0.14)	$(0.18)	$(0.34)	$(0.30)

Weighted average number of shares outstanding
Basic	9,654,334	9,056,024	9,433,829	9,006,015
Diluted	9,654,334	9,056,024	9,433,829	9,006,015

NetSol Technologies, Inc. and Subsidiaries

Consolidated Statement of Cash Flows

	For the Six Months
	Ended December 31,
	2014	2013
Cash flows from operating activities:
Net loss	$(3,735,156)	$(2,403,761)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	4,621,096	3,144,948
Provision for bad debts	-	259,306
Share of net loss from investment under equity method	-	166,648
Loss on sale of assets	80,595	189,032
Stock issued for services	606,536	640,247
Fair market value of warrants and stock options granted	311,244	158,783
Changes in operating assets and liabilities:
Accounts receivable	(2,279,774)	(1,246,995)
Accounts receivable - related party	40,907	(842,503)
Revenues in excess of billing	(765,672)	8,612,283
Other current assets	286,838	367,741
Accounts payable and accrued expenses	59	1,388,473
Unearned revenue	4,857,469	2,228,992
Net cash provided by operating activities	4,024,142	12,663,194

Cash flows from investing activities:
Purchases of property and equipment	(1,772,866)	(6,059,596)
Sales of property and equipment	179,904	78,678
Purchase of non-controlling interest in subsidiaries	(577,222)	(17,853)
Increase in intangible assets	-	(2,312,919)
Net cash used in investing activities	(2,170,184)	(8,311,690)

Cash flows from financing activities:
Proceeds from sale of common stock	1,610,000	-
Proceeds from the exercise of stock options and warrants	116,400	560,500
Proceeds from exercise of subsidiary options	-	311,709
Restricted cash	2,438,844	(660,672)
Dividend paid by subsidiary to Non controlling interest	(780,106)	(266,343)
Proceeds from bank loans	57,405	1,276,505
Payments on capital lease obligations and loans - net	(2,867,974)	(781,756)
Net cash provided by financing activities	574,569	439,943
Effect of exchange rate changes	(404,696)	(1,084,723)
Net increase in cash and cash equivalents	2,023,831	3,706,724
Cash and cash equivalents, beginning of the period	11,462,695	7,874,318
Cash and cash equivalents, end of period	$13,486,526	$11,581,042

NetSol Technologies, Inc. and Subsidiaries

Reconciliation to GAAP

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013

Net Income (loss) before preferred dividend, per GAAP	$(1,367,166)	$(1,626,908)	$(3,205,195)	$(2,724,023)
Income Taxes	87,683	29,270	127,759	40,401
Depreciation and amortization	2,238,756	1,551,310	4,621,096	2,904,242
Interest expense	47,265	92,738	120,358	161,955
Interest (income)	(106,078)	(39,931)	(163,997)	(72,785)
EBITDA	$900,460	$6,479	$1,500,021	$309,790

Weighted Average number of shares outstanding
Basic	9,654,334	9,056,024	9,433,829	9,006,015
Diluted	9,654,334	9,089,846	9,433,829	9,039,838

Basic EBITDA	$0.09	$0.00	$0.16	$0.03
Diluted EBITDA	$0.09	$0.00	$0.16	$0.03

Although the net EBITDA income is a non-GAAP measure of performance, we are providing it because we believe it to be an important supplemental measure of our performance that is commonly used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. It should not be considered as an alternative to net income, operating income or any other financial measures calculated and presented, nor as an alternative to cash flow from operating activities as a measure of our liquidity. It may not be indicative of the Company’s historical operating results nor is it intended to be predictive of potential future results.